As filed with the Securities and Exchange Commission on February 3, 1999
                                                     Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          LEVEL 3 COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                               47-0210602
   (State or other jurisdiction                 (I.R.S. Employer
         of incorporation)                     Identification No.)

                               3555 Farnam Street
                              Omaha, Nebraska 68131
                                 (402) 536-3677
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Thomas C. Stortz, Esq.
              Senior Vice President, General Counsel and Secretary
                               3555 Farnam Street
                              Omaha, Nebraska 68131
                                 (402) 536-3677
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with copies to:
                            John S. D'Alimonte, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                          New York, New York 10019-6099
                                 (212) 728-8000

         Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.

         The Registrant hereby amends this Registration Statement on such date or dates a may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                       (Cover continued on following page)

                      (Cover continued from previous page)




                         CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                                  Proposed         Proposed
                                                   Amount          Maximum          Maximum         Amount of
            Title of Each Class of                  to be       Offering Price     Aggregate      Registration
          Securities to be Registered             Registered     per Share(1)  Offering Price(1)       Fee
                                              ------------------------------------------------------------------
================================================================================================================
Common Stock, par value $.01
per share                                        4,517,540         $48.375       $218,535,997       $60,753
================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the last sale price of the Common Stock as reported on the Nasdaq National Market on January 27, 1999 ($48.375).

================================================================================================================


                                [GRAPHIC OMITTED]
                  SUBJECT TO COMPLETION, DATED FEBRUARY 3, 1999


PROSPECTUS

                          Level 3 Communications, Inc.

                        4,517,540 Shares of Common Stock

     The stockholders of Level 3 Communications, Inc. listed on page 3 are offering and selling 4,517,540 shares of our Common Stock under this Prospectus.

     We issued these shares to the selling stockholders in connection with our acquisitions of XCOM Technologies, Inc. in April 1998 and GeoNet Communications, Inc. in September 1998.

     Our Common Stock is quoted on the Nasdaq National Market under the symbol "LVLT." On January 27, 1999, the closing price of the Common Stock on the Nasdaq National Market was $48.375 per share.

     The selling stockholders may offer their shares of Common Stock through public or private transactions, at prevailing market prices, or at privately negotiated prices.

     We will not receive any of the proceeds from the sale of the Common Stock. All costs, expenses and fees in connection with the registration of the Common Stock will be paid by us, except that the selling stockholders will pay their own underwriting discounts and selling commissions. See "Plan of Distribution" on page 5.

     Investing in the Common Stock involves a high degree of risk. See "Risk Factors" on page 1 for a discussion of certain matters that you should consider before buying shares of the Common Stock.



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.



The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.







                 The date of this Prospectus is    , 1999

                                TABLE OF CONTENTS

                                                                            Page

WHERE YOU CAN FIND MORE INFORMATION............................................1


RISK FACTORS...................................................................1


THE COMPANY....................................................................2


APPLICATION OF PROCEEDS........................................................2


SELLING STOCKHOLDERS...........................................................2


DESCRIPTION OF OUTSTANDING CAPITAL STOCK.......................................4

     Common Stock..............................................................4
     Preferred Stock...........................................................4
     Anti-Takeover Provisions..................................................4

PLAN OF DISTRIBUTION...........................................................5


LEGAL MATTERS..................................................................6


EXPERTS........................................................................6

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at the offices of the Nasdaq National Market, in Washington, D.C.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

o    Annual Report on Form 10-K/A for the fiscal year ended December 27, 1997;
o Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;
o Current Reports on Form 8-K, filed June 9, 1998, September 1, 1998, October 1, 1998, October 5, 1998, December 2, 1998 and December 7, 1998 and on Form 8-K/A, filed April 30, 1998; and
o    Registration  Statements  on Forms  8-A/A filed March 31, 1998 and June 10,
     1998.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

          Vice President, Investor Relations
          Level 3 Communications, Inc.
          1450 Infinite Drive
          Louisville, CO 80027
          303-926-3000

     You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.

                                  RISK FACTORS

     Before you invest in shares of our Common Stock, you should carefully consider the risks involved. These risks include, but are not limited to, (1) the risks described in our Current Report on Form 8-K filed with the SEC on December 7, 1998, which is incorporated by reference in this Prospectus and (2) any risks that may be described in any other filings we make with the SEC.

     Unless the context otherwise requires, references in this Prospectus to "we" or "us" are to Level 3 Communications, Inc., a Delaware corporation, and its subsidiaries. Level 3 Communications, Inc. was known as "Peter Kiewit Sons', Inc." prior to the March 31, 1998 split-off of its construction and mining management business from its other businesses.

                                   THE COMPANY

     We engage in the information services, communications and coal mining businesses through ownership of operating subsidiaries and substantial equity positions in public companies. In late 1997, we announced a business plan to increase substantially our information services business and to expand the range of services we offer. We will implement our business plan by building an advanced, international, facilities-based communications network based on Internet Protocol, or IP, technology.

     Since late 1997, we have substantially increased the emphasis we place on and the resources devoted to our communications and information services business. We intend to become a facilities-based provider of a broad range of integrated communications services. A facilities-based provider is one that owns or leases a substantial portion of the plant, property and equipment necessary to provide its services. To reach this goal, we plan to expand substantially the business of our subsidiary PKS Information Services, Inc. and to create, through a combination of construction, purchase and leasing of facilities and other assets, an international, end-to-end, facilities-based communications network. We are designing our network based on IP technology in order to leverage the efficiencies of this technology to provide lower cost communications services.

     Our network will combine both local and long distance networks and will connect customers end-to-end across the U.S. and in Europe and Asia. We expect to complete the U.S. intercity portion of the network during the first quarter of 2001. In the interim, we have leased a national network over which we began to offer services in the third quarter of 1998. We intend to provide a full range of communications services-- including local, long distance, international and Internet services.

     Our principal executive offices are located at 3555 Farnam Street, Omaha, Nebraska 68131 and our telephone number is (402) 536-3677.

                             APPLICATION OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling stockholders.

                              SELLING STOCKHOLDERS

     We issued the shares of Common Stock to the selling stockholders in connection with our acquisitions of XCOM Technologies, Inc. in April 1998 and GeoNet Communications, Inc. in September 1998. We are registering the selling stockholders' shares of Common Stock in accordance with the terms of a Registration Rights Agreement, dated April 23, 1998 (the "XCOM Registration Rights Agreement") and a Registration Rights Agreement, dated September 30, 1998 (the "GeoNet Registration Rights Agreement" and, together with the XCOM Registration Rights Agreement, the "Registration Rights Agreements"), that we entered into with the selling stockholders and certain other persons. Our registration of the shares of Common Stock does not necessarily mean that the selling stockholders will sell all or any of the shares of Common Stock.

     The following table lists certain information concerning the selling stockholders, including the number of shares of Common Stock beneficially owned by each selling stockholder as of January 12, 1999 and the number of shares of Common Stock that each selling stockholder may sell under this Prospectus.

                                                            Shares                          Shares
                                                         Beneficially        Shares      Beneficially
                                                        Owned Prior to       Being       Owned After
                Selling Stockholder                      Offering (1)       Offered      Offering (2)

Family  Living Trust of John G.  Balletto and Marni
   A. Balletto dated 8/12/98 (3)                             5,574            5,574              0
----------------------------------------------------
Sunrise Capital Fund I, LLC (3)                              8,361            8,361              0
----------------------------------------------------
Robert Peters and Carolyn  Peters,  Trustees of the
   Robert W.  Peters  and  Carolyn H.  Peters  1992
   Trust UTA 1/10/92 (3)                                     2,787            2,787              0
----------------------------------------------------
Thomas J. Cervantez (3)                                      2,007            2,007              0
----------------------------------------------------
Adam Waters (3)                                                251              251              0
----------------------------------------------------
CEA Montgomery Media, LLC (4)                               29,937           29,937              0
----------------------------------------------------
Dean Witter Reynolds,  Inc. Custodian for Robert R.
   Lux IRA Rollover dated 9/1/89 (3)                         1,394            1,394              0
----------------------------------------------------
Seok Ki Kim (3)                                             13,935           13,935              0
----------------------------------------------------
Christopher Duncan (3)                                          74               74              0
----------------------------------------------------
Donna J. Booher (3)                                          3,763            3,763              0
----------------------------------------------------
John A. Russo (3)                                          401,318          401,318              0
----------------------------------------------------
AK Investments, Inc. (3)                                    41,804           41,804              0
----------------------------------------------------
David F. Callan (5)                                        754,079          754,079              0
----------------------------------------------------
Shawn Lewis (5)                                            560,256          560,256              0
----------------------------------------------------
Scott Morrisse (5)                                         157,668          157,668              0
----------------------------------------------------
Robert Benedict (5)                                         78,836           78,836              0
----------------------------------------------------
Paula Wood (5)                                              52,556           52,556              0
----------------------------------------------------
Lori Lilly (5)                                              52,556           52,556              0
----------------------------------------------------
Battery Ventures IV, LP (5)                                747,557          747,557              0
----------------------------------------------------
Battery Investment Partners IV, LLC (5)                     11,395           11,395              0
----------------------------------------------------
Matrix Partners IV, LP (5)                               1,511,860        1,511,860              0
----------------------------------------------------
Matrix IV Entrepreneurs Fund, LP (5)                        79,572           79,572              0
----------------------------------------------------

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Each selling stockholder owns less than 1% of the total number of shares of Common Stock outstanding.

(2) Assumes that all of the shares of Common Stock held by each selling stockholder and being offered under this Prospectus are sold, and that no selling stockholder will acquire additional shares of Common Stock before the completion of this offering.

(3) Former shareholder of GeoNet Communications, Inc., which we acquired in September 1998.

(4) Former financial advisor to GeoNet Communications, Inc., which we acquired in September 1998.

(5) Former stockholder of XCOM Technologies, Inc., which we acquired in April 1998.

      We may amend or supplement this Prospectus from time to time in the future to update or change this list of selling stockholders and shares which may be offered and sold.

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK

     We have summarized certain terms and provisions of our outstanding capital stock in this section. The summary is not complete. We have also filed our Restated Certificate of Incorporation, our By-Laws and the Certificate of Designation relating to the Series A Preferred Stock as exhibits to our Annual Report on Form 10-K. You should read our Restated Certificate of Incorporation and our By-Laws and the Certificate of Designation relating to the Series A Preferred Stock for additional information before you purchase any of our Common Stock.

     As of January 1, 1999, our authorized capital stock was 518,500,000 shares. Those shares consisted of: (a) 500,000,000 shares of Common Stock, par value $.01 per share; (b) 10,000,000 shares of Preferred Stock, par value $.01 per share; and (c) 8,500,000 shares of Class R Convertible Common Stock, par value $.01 per share. As of January 1, 1999, there were 307,868,632 shares of Common Stock, no shares of Preferred Stock and no shares of Class R Convertible Common Stock outstanding.

Common Stock

     Subject to the senior rights of Preferred Stock which may from time to time be outstanding, holders of Common Stock are entitled to receive dividends declared by the Board of Directors out of funds legally available for their payment. Upon dissolution and liquidation of our business, holders of Common Stock are entitled to a ratable share of our net assets remaining after payment to the holders of the Preferred Stock of the full preferential amounts they are entitled to. All outstanding shares of Common Stock are fully paid and nonassessable.

     The holders of Common Stock are entitled to one vote per share for the election of Directors and on all other matters submitted to a vote of stockholders. Holders of Common Stock are not entitled to cumulative voting for the election of Directors. They are not entitled to preemptive rights.

     The transfer agent and registrar for the Common Stock is Norwest Bank Minnesota, N.A.

Preferred Stock

     The Preferred Stock has priority over the Common Stock with respect to dividends and to other distributions, including the distribution of assets upon liquidation. The Board of Directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the Preferred Stock, to establish series of Preferred Stock and to fix and determine the variations as among series. The Board of Directors without stockholder approval could issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. The Board of Directors has designated 500,000 shares of Series A Junior Participating Preferred Stock ("Participating Preferred Stock"). Participating Preferred Stock will be issued in units consisting of one one-thousandth of a share (the "Units") of Participating Preferred Stock. Participating Preferred Stock is on a parity with the Common Stock with respect to dividends and to other distributions, including the distribution of assets on liquidation. Quarterly dividends per Unit equal the amount of the quarterly dividend paid per share of Common Stock, when, as and if declared by the Board of Directors. The holders of Units are entitled to one vote per Unit, voting together with the Common Stock on all matters submitted to the stockholders. As of the date of this Prospectus, there are no outstanding shares of Preferred Stock.

Anti-Takeover Provisions

     We currently have provisions in our Restated Certificate of Incorporation and By-Laws that could have an "anti-takeover" effect. The provisions in the Restated Certificate of Incorporation include:

o    a classified Board of Directors;
o    a prohibition on our stockholders taking action by written consent;

o the requirement that special meetings of stockholders be called only by the Board of Directors or the Chairman of the Board; and
o the requirement of the affirmative vote of at least 66-2/3% of our outstanding shares of stock entitled to vote thereon to adopt, repeal, alter, amend or rescind our By-Laws.

     The By-Laws contain specific procedural requirements for the nomination of directors and the introduction of business by a stockholder of record at an annual meeting of stockholders where such business is not specified in the notice of meeting or brought by or at the discretion of the Board of Directors. In addition to these provisions, the Board of Directors has adopted a stockholder's rights plan, under which rights were distributed in a dividend. These rights entitle the holder to acquire Units of Participating Preferred Stock, which is exercisable upon the occurrence of certain events, including the acquisition by a person or group of a specified percentage of the Common Stock.

                              PLAN OF DISTRIBUTION

     The securities offered by this Prospectus may, upon compliance with applicable "Blue Sky" laws, be sold from time to time to purchasers directly by the selling stockholders or, to the extent permitted by the GeoNet Registration Rights Agreement, by certain transferees or successors in interest to the former GeoNet Communications, Inc. shareholders, or in negotiated transactions and in the over-the-counter market through the Nasdaq National Market. The shares of Common Stock may be sold by one or more of the following means: o a block trade in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
o    ordinary brokerage transactions in which the broker solicits purchasers;
o in connection with short sales or the writing of call options, in hedging transactions and in settlement of other transactions in standardized or over-the-counter options; and
o    direct sales to one or more purchasers.

In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus.

     Alternatively, the selling stockholders may from time to time offer the securities offered by this Prospectus through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions of commissions from the selling stockholders and/or the purchasers of securities for whom they may act as agents.

     The selling stockholders and any underwriters, dealers or agents that participate in the distribution of securities offered by this Prospectus may be deemed to be underwriters, and any profit on the sale of such securities by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular underwritten offer of securities is made, to the extent required, a supplement to this Prospectus will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, and discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     The securities offered by this Prospectus may be sold from time to time in one or more transactions at market prices prevailing at the time of sale, at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices.

     The selling stockholders will pay the commissions and discounts of underwriters, dealers or agents, if any, incurred in connection with the sale of the shares of Common Stock. Pursuant to the terms of the Registration Rights Agreements, we have agreed to pay all expenses incident to the offering and sale of the shares of Common Stock except for any commissions and discounts as described above. We have agreed to indemnify the selling stockholders and each underwriter, if any, and person controlling any underwriter, against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Willkie Farr & Gallagher will issue an opinion for us about the legality of the offered shares of Common Stock.

                                     EXPERTS

     The consolidated balance sheets of Level 3 Communications, Inc. as of December 28, 1996 and December 27, 1997, and the related statements of earnings, changes in stockholders' equity, and cash flows for each of three years in the period ended December 27, 1997, as well as the consolidated balance sheets of RCN Corporation and Subsidiaries as of December 31, 1996 and 1997 and the related statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, as well as the balance sheets of Kiewit Construction & Mining Group, a business group of Peter Kiewit Sons', Inc., as of December 28, 1996 and December 27, 1997 and the related statements of earnings, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 27, 1997, as well as the consolidated balance sheets of the Diversified Group, a business group of Peter Kiewit Sons', Inc. as of December 28, 1996 and December 27, 1997 and the related statements of earnings, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 27, 1997, incorporated by reference in this registration statement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.   Other Expenses of Issuance and Distribution.

     The estimated expenses, other than underwriting discounts and commissions, in connection with the offering of the Securities are as follows:

     Securities Act Registration Fee........................     $   60,754
                                                                  ---------
     Printing and Engraving Expenses........................     $    5,000*
                                                                  ----------
     Legal Fees and Expenses................................     $   30,000*
                                                                  ----------
     Accounting Fees and Expenses...........................     $   15,000*
                                                                  ----------
     Miscellaneous..........................................     $    9,246*
                                                                  ----------
          Total.............................................     $  120,000*
                                                                    ========

*  Estimated and subject to future contingencies.


ITEM 15.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, Article XI of the Company's Restated Certificate of Incorporation (the "Certificate") and the Company's By-Laws (the "By-Laws") provide that the Company shall indemnify each person who is or was a director, officer or employee of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Certificate further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     The By-Laws provide that the Company may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.


ITEM 16.   Exhibits.

  5        -- Opinion of Willkie Farr & Gallagher

23.1       -- Consent of PricewaterhouseCoopers LLP

23.2       -- Consent of PricewaterhouseCoopers LLP

23.3       -- Consent of Willkie Farr & Gallagher (included in Exhibit 5)

24         -- Power of Attorney (included on the signature pages hereto)



ITEM 17.   Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this
          registration   statement;

          provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in registration statements on Form S-3 or Form S-8 and the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Omaha, Nebraska, on February 3, 1999.


                          LEVEL 3 COMMUNICATIONS, INC.



                          By:      /S/ R. Douglas Bradbury
                          Name:        R. Douglas Bradbury
                          Title:       Executive Vice President and
                                       Chief Financial Officer



                                POWER OF ATTORNEY

         The undersigned officers and directors of Level 3 Communications, Inc., hereby severally constitute and appoint James Q. Crowe, R. Douglas Bradbury, Thomas C. Stortz and Neil J. Eckstein, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed below by the following persons, in the capacities and on the dates indicated:

           Name                      Title                           Date

 /S/ Walter Scott, Jr.       Chairman of the Board              February 3, 1999
-------------------------
     Walter Scott, Jr.

 /S/ James Q. Crowe          President, Chief Executive
-------------------------    Officer and Director               February 3, 1999
     James Q. Crowe

                             Executive Vice President, Chief
 /S/ R. Douglas Bradbury     Financial Officer and Director     February 3, 1999
-------------------------    (principal financial officer)
     R. Douglas Bradbury


 /S/ Eric J. Mortensen       Controller (principal accounting   February 3, 1999
-------------------------    officer)
     Eric J. Mortensen

 /S/ William L. Grewcock     Director                           February 3, 1999
-------------------------
     William L. Grewcock


 /S/ Richard R. Jaros        Director                           February 3, 1999
-------------------------
     Richard R. Jaros


 /S/ Robert E. Julian        Director                           February 3, 1999
-------------------------
     Robert E. Julian


 /S/ David C. McCourt        Director                           February 3, 1999
-------------------------
     David C. McCourt


 /S/ Kenneth E. Stinson      Director                           February 3, 1999
-------------------------
     Kenneth E. Stinson


 /S/ Michael B. Yanney       Director                           February 3, 1999
-------------------------
     Michael B. Yanney

                                  EXHIBIT INDEX

                                                                    Sequential
                                                                   -------------
Exhibit                            Description                      Page
                                                                    Number

----------
   5    --           Opinion of Willkie Farr & Gallagher
----------

----------
  23.1   --          Consent of PricewaterhouseCoopers LLP
----------

----------
  23.2   --          Consent of PricewaterhouseCoopers LLP
----------

----------
  23.3  --           Consent of Willkie Farr & Gallagher (included in Exhibit 5)
----------

----------
  24    --           Power of Attorney (included on the signature pages hereto)
----------

----------